KPMG Peat Marwick Letterhead                                Exhibit 23.1



                        CONSENT OF INDEPENDENT
                     CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Advanced Tehcnology Laboratories, Inc.:

We consent to the use of our reports incorporated herein by reference.

Our report refers to a change in the method of accounting for investments by adopting Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity
Securities.


KPMG Peat Marwick LLP

Seattle, Washington
August 8, 1995

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